SUBSIDIARIES OF JOHN WILEY & SONS, INC.(1)

                                                      Jurisdiction
                                                        In Which
                                                      Incorporated
                                                      -------------
Wiley Europe Limited                                    England
     Wiley Heyden Limited                               England       (2)
     John Wiley & Sons Limited                          England       (2)
     Academy Group Limited                              England       (2)
     Chancery Law Publishing Limited                    England       (2)
Jacaranda Wiley Limited                                 Australia
John Wiley & Sons (HK) Limited                          Hong Kong
Wiley Interscience, Inc.                                New York
John Wiley & Sons International Rights, Inc.            Delaware
Wiley-Liss, Inc.                                        Delaware
Wiley Publishing Services, Inc.                         Delaware
Wiley Subscription Services, Inc.                       Delaware
Clinical Psychology Publishing Company, Inc.            Delaware
John Wiley & Sons Canada Limited                        Canada
Wiley Foreign Sales Corporation                         Barbados
John Wiley & Sons (Asia) Pte Ltd.                       Singapore
Scripta Technica, Inc.                                  District of Columbia
John Wiley & Sons GmbH                                  Germany
     VCH Verlagsgesellschaft mbH                        Germany       (3)
         Wilhelm Ernst & Sohn, Verlag fur
              Architektur und technische
              Wissenschaften, GmbH                      Germany       (4)
         Akademie Verlag GmbH                           Germany       (4)
         Chemical Concepts Gesellschaft fur
              Chemie-Informationssysteme mbH            Germany       (4)
         VCH Publishers (U.K.) Limited                  England       (4)
         VCH Verlags AG                                 Switzerland   (4)
         Verlag Chemie GmbH                             Germany       (4)
         Physik-Verlag GmbH                             Germany       (4)


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(1) The names of other  subsidiaries  which would not  constitute a  significant subsidiary in the aggregate have been omitted.

(2)  Subsidiary  of Wiley Europe  Limited.

(3)  Subsidiary of John Wiley & Sons GmbH.

(4) Subsidiary of VCH Verlagsgesellschaft mbH.